Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
SECOND QUARTER 2026 FINANCIAL RESULTS

Atlanta, Georgia, August 5, 2026 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported results for its second quarter ended June 30, 2026.

Highlights include:

●	Total revenue of $305 million in the second quarter of 2026, down 2% from the prior year period. Total revenue of $377 million for the six months ended June 30, 2026, up 5% from the prior period.
o	Baseball revenue decreased 4% from the prior year period to $276 million driven by six fewer home games played in the second quarter. Baseball revenue of $322 million for the six months ended June 30, 2026, up 2% from the prior period.
o	Mixed-Use Development revenue increased 14% from the prior year period to $29 million. Mixed-Use Development revenue of $55 million for the six months ended June 30, 2026, up 26% from the prior period.
●	Total Adjusted OIBDA(1) of $12 million in the second quarter of 2026.
o	Baseball Adjusted OIBDA declined to $(6) million, down from $52 million in the prior year period.
o	Mixed-Use Development Adjusted OIBDA increased 18% from the prior year period to $21 million.
●	Operating income (loss) declined to $(19) million in the second quarter of 2026, down from $42 million in the prior year period.

Discussion of Results

	Three months ended			Six months ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change

	amounts in thousands			amounts in thousands
Baseball revenue	$276,437	$287,319	(4)%	$322,183	$315,940	2%
Mixed-Use Development revenue	28,682	25,121	14%	54,943	43,711	26%
Total revenue	305,119	312,440	(2)%	377,126	359,651	5%
Operating costs and expenses:
Baseball operating costs	(252,042)	(210,809)	20%	(308,658)	(259,572)	19%
Mixed-Use Development costs	(4,553)	(3,633)	25%	(8,811)	(6,041)	46%
Selling, general and administrative, excluding stock-based compensation	(36,735)	(32,294)	14%	(65,425)	(56,883)	15%
Adjusted OIBDA(1)	$11,789	$65,704	(82)%	$(5,768)	$37,155	NM

Operating income (loss)	$(18,543)	$41,787	NM	$(59,794)	$(2,665)	NM
Regular season home games in period	34	40		39	40

Unless otherwise noted, the following discussion compares financial information for the three months ended June 30, 2026 to the same period in 2025.

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) media related revenue (including BravesVision and national broadcasting rights). Mixed-Use Development revenue is derived primarily from a real estate portfolio including the mixed-use facility The Battery Atlanta and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended			Six months ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change

	amounts in thousands			amounts in thousands
Baseball:
Baseball event	$161,011	$180,349	(11)%	$184,749	$181,232	2%
Media related	72,853	81,068	(10)%	75,372	85,359	(12)%
Retail and licensing	21,836	18,566	18%	29,119	24,646	18%
Other	20,737	7,336	183%	32,943	24,703	33%
Baseball revenue	276,437	287,319	(4)%	322,183	315,940	2%
Mixed-Use Development	28,682	25,121	14%	54,943	43,711	26%
Total revenue	$305,119	$312,440	(2)%	$377,126	$359,651	5%

There were 34 home games played in the second quarter of 2026 compared to 40 in the prior year period.

Baseball revenue decreased 4% in the second quarter of 2026 compared to the prior year primarily driven by a decline in baseball event revenue due to the decrease in regular season home games. Media related revenue declined due to the timing of revenue recognition under BravesVision linear distribution agreements compared to our previous long-term local broadcasting arrangement and changes in certain national media rights arrangements, resulting in an increase in the commercialization of digital media rights through MLB Advanced Media, L.P. (“MLBAM”). These decreases were partially offset by an increase in retail and licensing revenue due to the demand for City Connect apparel which launched in April 2026 and higher league-wide revenue, partially offset by the decrease in regular season home games. Other revenue increased due to an increase in special events held at Truist Park, including hosting three games for the Savannah Bananas and an additional concert.

Mixed-Use Development revenue increased 14% for the second quarter of 2026 primarily due to an increase in rental income driven by increases in tenant recoveries and new lease agreements.

Operating income (loss) and Adjusted OIBDA(1) decreased in the second quarter of 2026 compared to the prior year primarily due to increases in operating and selling, general, and administrative expenses. Baseball operating costs increased primarily due to increases in major league player salaries, expenses associated with the production of BravesVision, expenses for special events held at Truist Park and expenses related to MLB’s revenue sharing plan and other shared expenses. Selling, general and administrative expenses increased due to the sales, marketing and administrative costs associated with BravesVision, other sales and marketing costs and personnel costs.

FOOTNOTES

1)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation to the most comparable Generally accepted accounting principles (“GAAP”) measure, see “Non-GAAP Financial Measures and Supplemental Disclosures,” below.

Conference Call Information: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will discuss ABH’s financial results on a conference call which will begin at 10:00 a.m. (E.T.) on August 5, 2026. The call can be accessed by dialing (833) 461-5787 or +1 (585) 542-9983, passcode 699627856 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast, go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

About Atlanta Braves Holdings, Inc.: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) consists primarily of the Major League Baseball franchise the Atlanta Braves and a real estate portfolio including the mixed-use development The Battery Atlanta, which is located adjacent to the Braves stadium, Truist Park. For more information, please visit our website at https://www.bravesholdings.com/investors.

During the conference call, ABH may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. ABH’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the business, product and marketing strategies, new service offerings, future financial performance and prospects, trends and any other matters that are not historical facts. The words “will,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “strategy,” “continue,” “seek,” “may,” “could” and similar expressions or statements regarding future periods are intended to identify forward-looking statements, although not all forward-looking statements may contain such words. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, include, without limitation: the impact of BravesVision and ABH’s ability to operate it as a successful media production and distribution company; the achievement of on-field success; ABH’s ability to develop, obtain and retain talented players; the regulatory and competitive environment of the industries in which ABH operates; the impact of organized labor on ABH, including any potential Major League Baseball (“MLB”) work stoppages such as strikes, protests or management lockouts; the impact of the structure or an expansion of MLB; changes in the nature of key strategic relationships with business partners, vendors and joint venturers; ABH’s ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations; ABH’s indebtedness could adversely affect operations and could limit its ability to react to changes in the economy or its industry; ABH’s ownership, management and board of directors structure; ABH’s ability to realize the benefits of acquisitions or other strategic investments; the inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; the outcome of pending or future litigation or investigations; ABH’s ability to attract and retain qualified key personnel; geopolitical incidents, accidents, terrorist acts, pandemics or epidemics, natural disasters, including the effects of climate change, or other events that cause one or more events to be cancelled or postponed, are not covered by insurance, or cause reputational damage to ABH and its affiliates; the impact of data loss or breaches or disruptions of ABH’s information systems and information system security; ABH’s processing, storage, sharing, use, disclosure and protection of personal data could give rise to liabilities; ABH’s ability to use net operating loss and disallowed business interest carryforwards to reduce future tax payments; the operational risks of ABH and its business affiliates with operations outside of the United States; ABH’s common stock and organizational structure; ABH’s stock price has and may continue to fluctuate; the impact of inflation and weak economic conditions on consumer demand for products, services and events offered by ABH;

and the ability of ABH and its affiliates to comply with government regulations, including, without limitation, consumer protection laws and adverse outcomes of regulatory proceedings. These forward-looking statements and such risks, uncertainties, and other factors speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in ABH’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is based except to the extent required by law. Please refer to the publicly filed documents of ABH, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as may be updated by subsequent filings under the Securities Exchange Act of 1934, as amended, including Forms 10-Q and 8-K, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus stock-based compensation, depreciation and amortization, separately reported litigation settlements, restructuring, acquisition and impairment charges. However, ABH’s definition of Adjusted OIBDA may differ from similarly titled measures disclosed by other companies.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three and six months ended June 30, 2026 and 2025.

	Three months ended		Six months ended
	June 30,		June 30,
(amounts in thousands)	2026	2025	2026	2025
Operating income (loss)	$(18,543)	$41,787	$(59,794)	$(2,665)
Stock-based compensation	6,824	2,646	13,392	5,292
Depreciation and amortization	23,508	21,271	40,634	34,528
Adjusted OIBDA	$11,789	$65,704	$(5,768)	$37,155
Baseball	$(5,730)	$52,047	$(38,063)	$12,447
Mixed-Use Development	20,641	17,566	38,237	30,453
Corporate and other	(3,122)	(3,909)	(5,942)	(5,745)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash decreased $19 million during the second quarter primarily as a result of seasonal working capital changes, capital expenditures and increases in restricted cash held. ABH debt increased $84 million in the second quarter primarily due to net borrowings on the League wide credit facility and TeamCo revolver to support working capital.

(amounts in thousands)	June 30, 2026	March 31, 2026
ABH Cash (GAAP)(a)	$116,278	$135,197

Debt:
Baseball
League wide credit facility	$50,000	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	35,650	36,225
TeamCo revolver	45,000	10,000
Term debt	148,488	148,488
Mixed-Use Development	485,996	486,689
Total ABH Debt	$795,134	$711,402
Deferred financing costs	(2,007)	(2,225)
Total ABH Debt (GAAP)	$793,127	$709,177

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $63 million and $34 million as of June 30, 2026 and March 31, 2026, respectively.

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2026	2025

	amounts in thousands

Assets
Current assets:
Cash and cash equivalents	$116,278	99,884
Restricted cash	62,681	11,694
Accounts receivable and contract assets, net of allowances for credit losses of $343 at both June 30, 2026 and December 31, 2025	86,791	33,566
Other current assets	22,128	13,563
Total current assets	287,878	158,707

Property and equipment, at cost	1,283,196	1,266,030
Accumulated depreciation	(419,796)	(397,142)
	863,400	868,888

Investments in affiliates, accounted for using the equity method	124,977	116,819
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Prepaid pension asset	407	—
Other assets, net	164,254	171,076
Total assets	$1,740,383	1,614,957

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(unaudited)

	June 30,	December 31,
	2026	2025

	amounts in thousands
	except share amounts

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$95,906	43,473
Deferred revenue and refundable tickets	149,912	109,829
Current portion of debt	333,236	215,347
Other current liabilities	6,854	8,394
Total current liabilities	585,908	377,043

Long-term debt	459,891	523,284
Finance lease liabilities	96,710	98,566
Deferred income tax liabilities	29,519	41,282
Pension liability	—	1,758
Other noncurrent liabilities	41,717	34,842
Total liabilities	1,213,745	1,076,775
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at both June 30, 2026 and December 31, 2025	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,187 at both June 30, 2026 and December 31, 2025	103	103
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,751 at both June 30, 2026 and December 31, 2025	10	10
Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 52,871,959 and 51,828,348 at June 30, 2026 and December 31, 2025, respectively	524	514
Additional paid-in capital	1,178,102	1,137,178
Accumulated other comprehensive earnings (loss), net of taxes	(2,732)	(2,743)
Retained earnings (deficit)	(661,728)	(609,012)
Total stockholders' equity	514,279	526,050
Noncontrolling interests in equity of subsidiaries	12,359	12,132
Total equity	526,638	538,182
Commitments and contingencies
Total liabilities and equity	$1,740,383	1,614,957

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025

	amounts in thousands,
	except per share amounts
Revenue:
Baseball revenue	$276,437	287,319	322,183	315,940
Mixed-Use Development revenue	28,682	25,121	54,943	43,711
Total revenue	305,119	312,440	377,126	359,651
Operating costs and expenses:
Baseball operating costs	252,042	210,809	308,658	259,572
Mixed-Use Development costs	4,553	3,633	8,811	6,041
Selling, general and administrative, including stock-based compensation	43,559	34,940	78,817	62,175
Depreciation and amortization	23,508	21,271	40,634	34,528
	323,662	270,653	436,920	362,316
Operating income (loss)	(18,543)	41,787	(59,794)	(2,665)
Other income (expense):
Interest expense	(11,583)	(11,652)	(22,753)	(21,996)
Share of earnings (losses) of affiliates, net	14,755	10,613	14,435	10,935
Realized and unrealized gains (losses) on financial instruments, net	657	(640)	1,584	(1,277)
Other, net	1,407	1,673	2,601	2,886
Earnings (loss) before income taxes	(13,307)	41,781	(63,927)	(12,117)
Income tax benefit (expense)	1,244	(12,287)	11,438	220
Net earnings (loss)	(12,063)	29,494	(52,489)	(11,897)
Less net earnings (loss) attributable to noncontrolling interests	171	—	227	—
Net earnings (loss) attributable to Atlanta Braves Holdings' stockholders	$(12,234)	29,494	(52,716)	(11,897)
Basic net earnings (loss) attributable to Atlanta Braves Holdings' stockholders per common share	$(0.19)	0.47	(0.82)	(0.19)
Diluted net earnings (loss) attributable to Atlanta Braves Holdings' stockholders per common share	$(0.19)	0.46	(0.82)	(0.19)

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six months ended
	June 30,
	2026	2025

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(52,489)	(11,897)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	40,634	34,528
Stock-based compensation	13,392	5,292
Share of (earnings) losses of affiliates, net	(14,435)	(10,935)
Realized and unrealized (gains) losses on financial instruments, net	(1,584)	1,277
Deferred income tax expense (benefit)	(11,763)	(5,761)
Cash receipts from returns on equity method investments	6,275	5,095
Net cash received (paid) for interest rate swaps	(72)	1,632
Other charges (credits), net	896	4,071
Net change in operating assets and liabilities:
Current and other assets	(73,257)	(30,545)
Payables and other liabilities	90,756	94,883
Net cash provided by (used in) operating activities	(1,647)	87,640
Cash flows from investing activities:
Capital expended for property and equipment	(15,875)	(36,400)
Acquisition of real estate assets	—	(93,709)
Other investing activities, net	4	4
Net cash provided by (used in) investing activities	(15,871)	(130,105)
Cash flows from financing activities:
Borrowings of debt	130,000	88,509
Repayments of debt	(75,956)	(5,702)
Proceeds (disbursements) from exercise of stock options and other stock issuances	27,542	5,250
Other financing activities, net	3,313	(4,570)
Net cash provided by (used in) financing activities	84,899	83,487
Net increase (decrease) in cash, cash equivalents and restricted cash	67,381	41,022
Cash, cash equivalents and restricted cash at beginning of period	111,578	112,599
Cash, cash equivalents and restricted cash at end of period	$178,959	153,621

Contact:

Cameron Rudd – Investor Relations

(404) 614-2300 or investorrelations@braves.com